As filed with the Securities and Exchange Commission on February 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 _____________________________________

Airship AI Holdings, Inc.
(Exact name of registrant as specified in its charter)

 _____________________________________

Delaware	93-4974766
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8210 154th Ave NE

Redmond, WA  98052

(Address of principal executive offices, including zip code)

 _____________________________________

Airship AI Holdings, Inc. Amended and Restated 2023 Equity Incentive Plan

 (Full title of the plan)

  _____________________________________

Victor Huang

8210 154th Ave NE

Redmond, WA  98052

(877) 462-4250

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum

David J. Levine

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

 (212) 407-4000 - Telephone

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional 2,687,363 shares common stock, $0.0001 par value, of Airship AI Holdings, Inc., a Delaware corporation (the “Registrant”), that may be issued under the Registrant’s Amended and Restated 2023 Equity Incentive Plan (the “2023 Plan”), which are the same class as those securities previously registered on an effective Form S-8 filed with the Securities and Exchange Commission on June 3, 2024 (File No. 333-279921).  Such additional shares represent 687,363 shares that became available under the 2023 Plan for issuance on January 1, 2026 pursuant to an evergreen provision of the 2023 Plan, plus an additional 2,000,000 shares.  The contents of that Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
3.1

Certificate of Incorporation of Airship AI Holdings, Inc. (formerly known as BYTE Acquisition Corp.) (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 27, 2023).

3.2

Certificate of Amendment to Certificate of Incorporation of Airship AI Holdings, Inc. (formerly known as BYTE Acquisition Corp.) (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on December 27, 2023).

3.3	Bylaws of Airship AI Holdings, Inc., as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 10, 2025).
5.1*	Opinion of Loeb & Loeb LLP.
23.1*	Consent of BPM LLP.
23.2*	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1).
24*	Power of Attorney (included on signature page hereof).
99.1*#	Airship AI Holdings, Inc. Amended and Restated 2023 Equity Incentive Plan.
107*	Filing Fee Table.

*Filed herewith.

 # Indicates a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on February 27, 2026.

Airship AI Holdings, Inc.

By:	/s/ Victor Huang
Name:	Victor Huang
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Victor Huang and Mark E. Scott as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Victor Huang	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 27, 2026
Victor Huang

/s/ Mark E. Scott	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2026
Mark E. Scott

/s/ Derek Xu	Chief Operating Officer and Director	February 27, 2026
Derek Xu

/s/ Peeyush Ranjan	Director	February 27, 2026
Peeyush Ranjan

/s/ Louis Lebedin	Director	February 27, 2026
Louis Lebedin

/s/ Amit Mital	Director	February 27, 2026
Amit Mital

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